UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2013

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 8.01  Other Events.

            Astea International Inc. (the “Company”) has been made aware that Kinetic Catalyst Partners LLC (“Kinetic”), a stockholder of the Company, has sent a letter to the Company’s other stockholders urging them to withhold their votes for director nominee Adrian Peters at the Company’s upcoming annual meeting of stockholders on June 13, 2013 (the “Annual Meeting”).  The Company has reviewed the letter, which was attached as an exhibit to an amendment of Kinetic’s Schedule 13D, and notes that it contains numerous inaccuracies.  Mr. Peters’ independence was confirmed by the Company’s board of directors (the “Board”). The Board nominated Mr. Peters because of his broad experience with advising technology firms which enables him to contribute valuable insight into the Company’s consideration of, and responses to, operational changes.  The Board believes that Mr. Peters has made a significant and positive contribution with his prior service, and will continue to add significant value to the Company and all of its stockholders, as a member of the Board.  The Board urges the Company’s stockholders to vote in favor of Mr. Peters at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astea International Inc.
May 17, 2013	By:	/s/ Rick Etskovitz
	Name:	Rick Etskovitz Chief Financial Officer
Title: